EXHIBIT 99(a): Escrow Agreement





            AGREEMENT FOR PUBLIC SUBSCRIPTION ESCROW

THIS ESCROW AGREEMENT is made and entered into as of the _____ day of ____________ 2002, by and between NevWest Securities Corporation, a Nevada corporation ("Agent of the Issuer"), Body Art & Science, Inc., a Nevada Corporation ("Company"), and Wells Fargo Bank Arizona, National Association, (the "Escrow Agent").

WHEREAS, the Company intends to offer publicly through the Agent of the Issuer not less than 1,000,000 nor more than 3,000,000 of shares of Common Stock of the Company (the "Securities"), for which each subscriber will pay $0.25 per share; and

WHEREAS, it has been determined that the proceeds to be received from the offering should be placed in escrow until such time as subscriptions for $250,000 of the Securities (the "Minimum
Amount"), has been deposited into escrow;

WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties outlined herein.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

1. Proceeds to be Escrowed. All funds received by the Agent of the Issuer in payment for the Securities will be forwarded to the Escrow Agent by noon of the business day following the day, upon which such proceeds are received by the Agent of the Issuer, and shall be retained in escrow by the Escrow Agent in a separate, non-interest bearing account or invested as stated below. During the term of this Escrow Agreement, the Agent of the Issuer shall instruct subscribers that all checks received by it in payment for such Securities must be made payable to Wells Fargo Bank Arizona fbo BAS ("Escrow Account"). Any checks received that are made payable to a party other than the Escrow Account shall be promptly returned by the Agent of the Issuer to the party that submitted the check.

In the event that any checks deposited in the escrow accounts prove uncollectable after the funds represented thereby have been released by the Escrow Agent to the Company, then the Company shall promptly reimburse the Escrow Agent for any and all cost incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company.

2. Identity of Subscribers. The Agent of the Issuer shall furnish to the Escrow Agent with each delivery of funds, as provided in paragraph 1 hereof, a list of the persons who have paid money for the purchase of Securities showing the name, address, amount of Securities subscribed for and the amount of money paid. All proceeds so deposited shall remain the property of the subscriber and shall not be subject to any liens or charges by the Company, the Agent of the Issuer, or the Escrow Agent, or judgments or creditors' claims against the Company, until released to the Company as hereinafter provided.

3. Disbursement of Funds. From time to time, and promptly following the Termination Date (as defined in paragraph 4 hereof), the Escrow Agent shall notify the Company of the amount of the funds received hereunder. If payments of the Minimum Amount for Securities are obtained at any time on or prior to the Termination Date, the Minimum amount shall be payable to the Company by noon of the following business day upon receipt by Escrow Agent of written directions from the Company, and thereafter the Escrow Account will remain open until the Termination Date for the purpose of depositing therein the subscription price for additional securities sold in the Offering, which additional Escrow Funds shall be available to the Company as instructed by the Company.



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If the Minimum Amount of proceeds has not been delivered prior to the Termination Date, the Escrow Agent shall, upon receipt of written confirmation from the Company, refund to each subscriber at the address appearing on the list of subscribers, or at such other address as shall be furnished to the Escrow Agent by the subscriber in writing, all sums paid by the subscriber pursuant to his subscription agreement for Securities, and shall then notify the Company and the Agent of the Issuer in writing of such
refunds.   The Company may extend the offering once  the  Minimum
Amount has been received by the Escrow Agent, until such time as it has received the Maximum Amount by giving written notice to the Escrow Agent.

4. Term of Escrow. The "Termination Date" shall be the earlier of the following dates:

A. The expiration of 180 days from the date of commencement of the Offering; or

B. The date upon which a determination is made by the Company and the Agent of the Issuer to terminate the offering prior to the sale of the Minimum.

In all events this escrow shall terminate upon the one-year anniversary from the date of this agreement.

5. Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive said funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Agent of the Issuer is complying with requirements of this Escrow Agreement in tendering to the Escrow Agent said proceeds of the sale of said Securities. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel in respect of any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

6. Escrow Agent's Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder in intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided,
however,  that  in  the  event  that  the  conditions   for   the
disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable jointly and severally from the Agent of the Issuer and the Company.

7. Investment of Proceeds. All funds held by the Escrow Agent pursuant to this Escrow Agreement shall constitute trust property for the purposes for which they are held. The Escrow Agent shall keep all funds received from subscribers in cash or, alternatively, invest such funds only in investments permissible under SEC Rule 15c2-4 as directed in writing by Agent of the Issuer. However, under any and all circumstances, the Escrow Account shall bear no interest to subscribers or the Company.



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8.   Issuance  of Certificates.  Until the terms of  this  Escrow
Agreement with respect to Securities have been met and the funds hereunder received from subscriptions for Securities have been
released   to  the  Company,  the  Company  may  not  issue   any
certificates or other evidence of Securities, except subscription agreements.

9. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:
Body Art & Science, Inc.
7201 West Lake Mead Blvd., Suite 360
Las Vegas, NV 89128
Attn: Kevin Liske

If to the Agent of the Issuer
NevWest Securities Corporation
2654 West Horizon Ridge Pkwy, Suite B-3
Henderson, NV 89052
Attn: Thomas M. Chavez
Phone: 702-257-4660
Fax: 702-257-4651

If to Escrow Agent:
Wells Fargo Bank Arizona, National Association
Corporate Trust Department
Attn: Eunice Ortega
MAC S4101-080
100 West Washington
Phoenix, AZ  85003
Phone:  602-378-2335
Fax:  602-378-2333

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

10. Indemnification of Escrow Agent: The Company and the Agent of the Issuer hereby jointly indemnify and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of the willful misconduct of the Escrow Agent. The Escrow Agent may consult counsel in respect of any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any acting taken or omitted in good faith upon advice of such counsel.



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11.   Successors  and Assigns.  Except as otherwise  provided  in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent to the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

12. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Arizona, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any United States District Court for the District of Arizona located in Maricopa County, Arizona.

13. Non-Liability. The Escrow Agent shall not be liable for any act or omission while acting in good faith and in the exercise of its own best judgment. Any act or omission by the Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. The Escrow Agent shall have the right to consult with counsel whenever any question arises concerning the Escrow Agreement and shall incur no liability for any delay reasonably required to obtain such advice of counsel. The Escrow Agent shall not be liable for the alteration, modification or elimination of any right permitted or given under the instructions set forth in this Escrow Agreement and/or in any document deposited under the Escrow Agreement pursuant to any Statute of Limitations or by reason of laches. The Escrow Agent shall have no further responsibility or liability whatsoever to any or all of the parties following a partial or complete distribution of the escrowed funds pursuant to this Escrow Agreement. The Escrow Agent shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instruction provided for in the Escrow Agreement. In performing its obligations hereunder, the Escrow Agent shall be entitled to presume, without inquiry, the due execution, validity and effectiveness of all documents it receives, and also the truth and accuracy of any information contained therein.

14. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

15. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

16. Entire Agreement. The Escrow Agent shall not be a party to, or bound by, any agreement between the Company, the Agent of the Issuer, and the Escrow Agent other than this Escrow Agreement. The Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement between the parties.

17.   Disagreements.   If  any  disagreement  or  dispute  arises
between the parties to this Escrow Agreement concerning the meaning or validity of any provision hereunder or concerning any



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other  matter relating to this Escrow Agreement, the Escrow Agent shall  be  under  no obligation to act, except under  process  or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its
failure   to   act   pending  such  process,   court   order   or
indemnification.

18.   Section  Headings.   The section headings  in  this  Escrow
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

19.   Counterparts.   This Escrow Agreement may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

20.   Time  of  Essence.  Time is of the essence of  this  Escrow
Agreement.

21. Resignation. The Escrow Agent may resign at any time by furnishing written notice of its resignation to the Agent of the Issuer. The Agent of the Issuer may remove the Escrow Agent at any time by furnishing to the Escrow Agent a written notice of its removal. Such resignation or removal, as the case may be, shall be effective upon delivery of such notice.

IN  WITNESS  WHEREOF, the parties hereto have caused this  Escrow
Agreement to be executed the day and year first set forth above.

Body Art & Science, Inc.

By:

               President



NevWest Securities Corporation

By:

          Antony M. Santos, Esq.
          Vice-President, Director



Wells Fargo Bank Arizona, National Association

     as Escrow Agent

By:________________________




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                              Corporate Trust and Escrow Services
                                                   MAC  S4101-080
                                   100 West Washington, 8nd Floor
                                               Phoenix, AZ  85003
                                             (602) 378-2340  Tele
                                            (602) 378-2333    Fax



                 WELLS FARGO BANK ARIZONA. N.A.
                Schedule of Fees for Services as
                    Subscription Escrow Agent
     NevWest Securities Corporation/Body Art & Science, Inc.



Acceptance Fee:                                   Waived
    A one-time charge covering review and negotiation of documents with various parties to the agreement and account set up. Assumes normal Agent duties under the final agreement.


Annual Administration Fee:                     $1,500.00
     Payable   at   closing   and  annually   thereafter.
     Compensates Wells Fargo Bank Arizona for normal agent administrative duties. Assume funds in escrow will be invested in Wells Fargo money market funds.
     Other investment options may result in a transaction charge.

Out-of-Pocket Expense:                           At Cost
     Wells Fargo Bank Arizona reserves the right to bill at cost for out-of-pocket expenses such as expresses mail, wire charges and travel expenses, if required, incurred in connection with a non-Phoenix closing.


Note:The transaction underlying this proposal, and all re
     lated legal documentation, is subject to review  and
     acceptance by Wells Fargo Bank Arizona in accordance
     with   industry   standards.   Should   the   actual
     transaction materially differ from the assumptions used herein, Wells Fargo Bank Arizona reserves the right to modify this proposal.









Dated:  ___________________, 2002        Page One of One




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